                                   AGREEMENT


          This Agreement dated as of February 12, 1996 among Warburg, Pincus Ventures, L.P., a Delaware limited partnership; Warburg, Pincus & Co., a New York general partnership; and E.M. Warburg, Pincus & Company, a New York general partnership (collectively, the "Reporting Entities").

                              W I T N E S S E T H

          WHEREAS, the Reporting Entities may be required to file a statement, and amendments thereto, containing the information required by Schedule 13D pursuant to Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), and Rule 13d-1 promulgated thereunder, in connection with the transactions contemplated by the Securities Purchase Agreement, dated as of January 31, 1996, between Golden Press Holding, L.L.C., a Delaware limited liability company, and Western Publishing Group, Inc., a Delaware corporation; and

          WHEREAS, pursuant to Paragraph (f) of Rule 13d-1, the undersigned desire to satisfy any Schedule 13D filing obligation under Rule 13d-1 by a single joint filing.

          NOW, THEREFORE, in consideration of the premises, the undersigned hereto agree as follows:

      1.  The  undersigned  parties  agree that any  Statement on Schedule 13D to which this  Agreement is attached,  and any  Amendments to such  Statement,

are filed on behalf of each one of them.

      2.  This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered on the date above indicated.

                          GOLDEN PRESS HOLDING, L.L.C.

                          By:      Warburg, Pincus Ventures,
                                   L.P., Member

                          By:      Warburg, Pincus & Co.,
                                   General Partner


                          By:  /s/ Stephen Distler
                                   Stephen Distler
                                   Partner


                          WARBURG, PINCUS VENTURES, L.P.
                          By:      Warburg, Pincus & Co.,
                                   General Partner


                          By:  /s/ Stephen Distler
                                   Stephen Distler
                                   Partner


                          WARBURG, PINCUS & CO.


                          By:  /s/ Stephen Distler
                                   Stephen Distler
                                   Partner


                          E.M. WARBURG, PINCUS & COMPANY


                          By:  /s/ Stephen Distler
                                   Stephen Distler
                                   Partner